UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

Aspire Biopharma Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

194 Candelaro Drive, #233

Humacao, Puerto Rico 00791

(Address of Principal Executive Offices)

(415) 592-7399

(Registrant’s Telephone Number)

PowerUp Acquisition Corp.

188 Grand Street, Unit #195

New York, NY 10013

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity Line of Credit

On February 13, 2025, the Company entered into a Purchase Agreement (“ELOC Agreement”) with Arena Business Solutions Global SPC II, Ltd. (“Arena”). Under the ELOC Agreement, the Company has the right, but not the obligation, to direct Arena to purchase up to $100,000,000 in shares of the Company’s common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Agreement, including, without limitation, an effective registration statement filed with the SEC registering the resale of ELOC Commitment Shares (as defined below) and additional shares to be sold to Arena from time to time under the ELOC Agreement. The term of the ELOC Agreement began on the date of execution and ends on the earlier of (i) the first day of the month following the 36-month anniversary of the execution date, (ii) the date on which the Investor shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Agreement (the “Commitment Period”).

During the Commitment Period, the Company may direct Arena to purchase ELOC Shares by delivering a notice (an “Advance Notice”) to Arena. The Company shall, in its sole discretion, select the amount of ELOC Shares requested by the Company in each Advance Notice. However, such amount may not exceed the Maximum Advance Amount (as defined in the ELOC Agreement). The purchase price to be paid by Arena for the ELOC Shares will be ninety-six percent (96%) of the VWAP (as defined in the ELOC Agreement) of the Company’s common stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Agreement; provided, however, that the purchase price will never be less than the floor price of $4.00 per share.

In consideration for Arena’s execution and delivery of the ELOC Agreement, the Company agreed to issue or cause to be issued or transferred to Arena 1,893,473 shares of common stock (the “ELOC Commitment Shares”), of which 786,946 will be freely tradable, subject to a leak out agreement (the “Leak Out Agreement”) whereby the Investors’ sales may not exceed 15% of the daily trading volume of the common stock on the date of sale.

Under the ELOC Agreement, the Company also agreed to, no later than ten (10) business days following the Closing of the Business Combination, file with the SEC a registration statement for the resale by Arena of the ELOC Shares and the ELOC Commitment Shares, and to file one or more additional registration statements if necessary.

The ELOC Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Arena represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing description of the ELOC Agreement and Leak Out Agreement, are qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, and which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On February 20, 2025, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K and the press release attached as Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Purchase Agreement
10.2	Form of Leak Out Agreement
99.1	Press Release dated February 20, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRE BIOPHARMA HOLDINGS, INC.

	By:	/s/ Kraig Higginson
Kraig Higginson
Chief Executive Officer

Date: February 20, 2025